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                                                                   EXHIBIT 10.13

                                LICENSE AGREEMENT

This Agreement is made by and between Direct Marketing Technology, Inc. ("DMT") and Intellipost Corporation ("IPOST") on this 30th day of November, 1998 for the licensing by IPOST from DMT of certain software and related media, documentation, manuals, materials, information patents, patent applications, specifications and other Intellectual Property (the "Licensed Property") required for the operation of the MyPoints(R) Program ("Program") being acquired by IPOST.

WHEREAS, DMT has acquired the Licensed Property by virtue of an assignment from MotivationNet, LLC ("MNET");

WHEREAS, IPOST is acquiring a 100% interest in MNET, along with a 100% interest in Enhanced Response Technologies, Inc. ("ERT"), including ERT's wholly owned subsidiary MyPoints.Com, LLC which owns and operates the Program (the "Transaction");

WHEREAS, IPOST, in connection with the Transaction, wishes to obtain an exclusive license for the Licensed Property for purposes of operating the Program.

NOW, THEREFORE, there being adequate consideration for the undertaking herein set forth, DMT hereby grants IPOST a license for the Licensed Property in accordance with the terms and conditions set forth below:

1. LICENSE. For and in consideration of royalty payments provided for herein, DMT hereby grants to IPOST, including its subsidiaries, affiliates and all their successors, and IPOST hereby accepts from DMT, an exclusive (subject to any existing licenses granted by MNET or MyPoints.com LLC in the ordinary course of business), limited license to use the Licensed Property under the terms and conditions set forth in this Agreement. IPOST acknowledges and agrees that the Licensed Property is proprietary to DMT and that this Agreement grants IPOST no title or right of ownership in the Licensed Property, except as provided herein. IPOST is hereby authorized to:

        a. use the Licensed Property in all lawful ways necessary for the operation of the Program or any successor thereto, and any similar "private label" programs where the liability for points or awards issued resides with IPOST, whether such programs are on-line and/or off-line;

        b. use the Licensed Property with regard to any program similar to the Program operated outside the United States, under the name MyPoints(R) or otherwise;

        c. sublicense those portions of the Licensed Property required by web sites to participate in the Program, subject to the requirement that each such web site must execute a MyPoints(R) Program Agreement with an attached Software License Agreement with terms that are acceptable to DMT;

        d. modify the Licensed Property and/or merge it into another program for use in IPOST's computer system (subject to the allowable uses herein); and




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        e.      make copies of the Licensed Property and documentation, for internal business use, for the operation of the Program and as required under allowable sublicenses all as specified in 1.a.,
                b. and c. above.

2. ROYALTIES. IPOST shall pay to DMT a royalty for the license of the Licensed Property in the amount of $4,200,000 (the "Royalty"), which shall be paid based on the greater of $35,000.00 per month, or 3% of IPOST's monthly revenues generated from the Licensed Property or any modifications, enhancements or "new versions" (as defined below) of the Licensed Property (the "Revenue"). Royalty payments shall be deferred for 90 days from the date of this Agreement. IPOST shall provide DMT a monthly report showing all IPOST Revenue within 20 days of the end of each calendar month, along with the Royalty payment for that month. DMT shall have the right to audit the books and records of IPOST at any time upon 5 business days' notice.

3. PURCHASE OPTION. IPOST, at its sole option, and if it is not in breach of this Agreement, may purchase all ownership rights in the Licensed Property at the completion of the license Term (as hereinafter defined) for a purchase price of one dollar. During the license Term, IPOST shall also have the option to purchase all ownership rights in the Licensed Property for the then remaining portion of the Royalty that has not been paid (the "Remaining Balance"), discounted to a present value using a discount rate of the Prime Interest rate (as published in the Wall Street Journal) ("Prime") plus 2% (the "Prepayment Amount"). Upon purchasing the Licensed Property under this paragraph 3 or paragraph 4 below, IPOST shall also receive all rights and interests of DMT in and to all patents and patent applications associated therewith. DMT shall, at IPOST's cost execute any and all documents reasonably required by IPOST of the assignment or transfer of said rights and interests to IPOST.

4. MANDATORY PURCHASE OF LICENSED PROPERTY. IPOST shall purchase all ownership rights in the Licensed Property if, during the Term of the license, IPOST completes an initial public offering of stock ("IPO"). The purchase price in such event shall be the then existing Prepayment Amount as calculated pursuant to paragraph 3 above. Such purchase price may be payable at IPOST's option either in cash or in unrestricted and fully registered IPOST shares issued in connection with such IPO, calculated based on the lowest price such shares are issued in connection with the IPO.

5. LICENSE BACK TO DMT. In the event that IPOST exercises any of its options to purchase all ownership rights in the Licensed Property as provided in either paragraph 3 or 4 above, IPOST shall provide to DMT a license back of the Licensed Property, as it exists at the time of IPOST's purchase and as further developed, modified or enhanced over time, at a fair market value royalty rate for comparably sized programs, for DMT's and its affiliates own business uses, including, without limitation, DMT's affiliate's home shopping business (where IPOST, or its successor, is the operator). However, any business uses that DMT or its affiliates shall make of the Licensed Property shall not directly compete with any of the uses by IPOST authorized under this Agreement, and DMT shall not have the right to sell, license or transfer the Licensed Property to third parties.



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6.      DMT'S RETAINED OWNERSHIP AND USE. During the Term hereof, DMT shall retain any and all title and ownership rights in and to the Licensed Property as originally licensed to IPOST hereunder. All subsequent modifications and/or enhancements of the Licensed Property made by IPOST shall be owned by IPOST. Notwithstanding anything herein to the contrary, DMT shall have the ability to use the Licensed Property and any modifications and enhancements made by IPOST royalty free for any of its own business uses (including any of DMT's affiliate's home shopping business enterprises) so long as such uses do not directly compete with IPOST's allowable uses of the Licensed Property as provided herein, and DMT shall not have the right to sell, license or transfer the Licensed Property to third parties.

7. INCLUSION OF COPYRIGHT NOTICE. IPOST agrees to reproduce and include the copyright notice, if any, on any copy, modification or portion merged into another program.

8. TERM. The license granted under this Agreement shall commence upon the date this Agreement is executed and shall continue for a period of one hundred twenty-three (123) months (the "Term").

9. TERMINATION REQUIREMENTS. Upon termination of this Agreement IPOST shall (unless it exercises its purchase option), within 30 days of said termination, return to DMT, or destroy, the Licensed Property together with all copies, modifications, and merged portions in any form. If IPOST chooses to destroy the Licensed Property, and all copies, modifications, and merged portions thereof, it shall certify to DMT in writing that the destruction has taken place and that IPOST no longer has in its possession, nor has it transferred to the possession of anyone else, the Licensed Property or any media containing same or any portion thereof

10. NEW VERSION. DMT agrees to provide IPOST with one copy of the latest available version of the Licensed Property at no cost to IPOST. If DMT develops and implements any new version of the Licensed Property during the term of this Agreement, DMT shall provide IPOST, at no charge, with a copy of the new version as soon as it is available. "New version" shall mean that the Licensed Property has been significantly modified, enhanced and extended through the addition of substantial new capabilities. If IPOST develops a "new version" of the Licensed Property, IPOST shall provide a copy to DMT immediately. IPOST shall, in any event, provide DMT a copy of the Licensed Property then currently in use by IPOST on a monthly basis, including any enhancements, changes or modifications made by IPOST.

11.     WARRANTIES.

        a. DMT warrants that it has acquired whatever ownership rights MNET had in and to the Licensed Property from MNET in connection with the Transaction.

        b. DMT warrants that, to its knowledge, the Licensed Property licensed for the purposes set forth herein contains no authorization codes, computer viruses or other contaminants, including any codes or instructions that can modify, damage or disable IPOST's computer systems.



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        c.      IPOST represents and warrants that it has been provided with all materials, documents, schematics, source code and literature that it has requested regarding the Licensed Property in connection with the Transaction, and has determined that the Licensed Property, as it exists upon assignment to DMT in connection with the Transaction, is sufficient for its needs and accepts the Licensed Property "as is".

12. DISCLAIMER OF WARRANTIES. THE FOREGOING WARRANTIES ARE THE ONLY WARRANTIES DMT HAS GIVEN TO IPOST WITH RESPECT TO LICENSED PROPERTY BEING LICENSED HEREIN. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. DMT EXPRESSLY DOES NOT WARRANT OR REPRESENT THAT THE LICENSED PROPERTY DOES NOT OR WILL NOT INFRINGE OR OTHERWISE VIOLATE ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS (COLLECTIVELY THE "INTELLECTUAL PROPERTY RIGHTS") OF ANY THIRD PARTY, AND DMT SHALL BE UNDER NO OBLIGATION TO INSURE THAT THE LICENSED PROPERTY DOES NOT OR WILL NOT INFRINGE ON ANY SUCH INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY, OR THAT IPOST SHALL HAVE CONTINUED RIGHTS TO USE THE LICENSED PROPERTY THROUGHOUT THE TERM OF THIS LICENSE.

13. LIMITATIONS OF LIABILITIES. DMT'S ENTIRE LIABILITY WITH RESPECT TO THE LICENSED PROPERTY SHALL BE LIMITED TO THE AMOUNT PAID BY IPOST PURSUANT TO THIS LICENSE AGREEMENT FOR THE SIX MONTH PERIOD PRIOR TO ANY SUCH LIABILITY BEING CLAIMED BY IPOST. UNDER NO CIRCUMSTANCES SHALL DMT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, EXPENSES, LOST PROFITS, LOST SAVINGS, OR OTHER DAMAGES ARISING OUT OF THE USE OF, OR INABILITY TO USE, THE LICENSED PROPERTY, OR THE BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, EVEN IF DMT HAS BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES. No action, regardless of form, arising out of any transaction under this Agreement, may be brought by either party more than one year after the injured party has actual knowledge of the occurrence which gives rise to the cause of such action.

14. INDEMNIFICATION. IPOST agrees to defend, indemnify and hold harmless DMT and its officers, directors, employees, agents, representatives, and affiliates (collectively the "DMT Parties") from and against any claim, demand, action, cause of action, loss or damage that in any way arises out of or relates to a claim that the Licensed Property violates or infringes upon the Intellectual Property Rights of any third party. IPOST shall not be required to indemnify DMT as provided for herein for any claim that arises out of DMT's or its affiliates' use of the Licensed Property as allowed pursuant to this License. IPOST will have the right in its sole discretion to control the defense of and settle any such claim, provided that any such settlement provides for a full release of the DMT Parties. If any such settlement shall not provide for a full release of the DMT Parties, IPOST shall first receive the DMT Parties' written consent to such settlement. In the event that IPOST settles any such claim, IPOST will have no power or authority to object under any




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        provision of this Section 14 to any indemnification claim by DMT with respect to such settlement. The DMT Parties will be entitled, at their expense, to participate in such defense.

15. NONDISCLOSURE. IPOST agrees that it shall treat DMT's Confidential Information with the same degree of care it treats confidential information of its own which it does not wish to disclose to the public. For the purposes of this Agreement, "Confidential Information" shall mean the Licensed Property and related documentation, manuals information and specifications and information of DMT so identified as "confidential" by DMT. It shall not include (i) information in the public domain or which comes into the public domain other than through breach hereof by IPOST, (ii) information in IPOST's possession prior to disclosure to it by DMT, or (iii) information disclosed to IPOST by a third party who is not under a similar obligation to DMT. IPOST shall have the right to disclose such Confidential Information as it is obligated to disclose by order of a court of law or administrative body which has the legal authority to order such disclosure. However, before any such disclosure IPOST shall notify DMT of the order to disclose to allow DMT the opportunity to bring action to protect its Confidential Information.

16. GOVERNING LAW. This Agreement shall be construed according to, and the rights of the parties shall be governed under, the laws of the State of California.

17. NOTICES. Notices required hereunder shall be sent by facsimile or by Certified Mail, Return Receipt Requested, postage prepaid and, if sent by mail, shall be deemed received five days after the date of deposit in the U.S. Mail.

18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties in connection with the licensing of the Licensed Property.

19. WAIVER, AMENDMENT OR MODIFICATION. Any waiver, amendment or modification of any provision of this Agreement, or any right, power or remedy hereunder shall not be effective unless made in writing, and signed by the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by either party in exercising any right, power or remedy with respect to any of its rights, obligations or powers hereunder shall operate as a waiver thereof, or a waiver of any other provision of this Agreement.

20. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns and legal representatives. IPOST shall have the right to assign this Agreement to any of its subsidiaries or affiliates, and shall have the right to assign its rights to the use of the Software Program pursuant to the provisions of Section 1.c. above. Except as provided for herein, IPOST shall not assign this Agreement, nor any right granted hereunder, in whole or in part, without DMT's prior written consent, which consent shall not be unreasonably withheld.

21. SEVERABILITY. If any provision of this Agreement, or the application of any provision of this Agreement, shall be held by any court or tribunal of competent jurisdiction to be





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        contrary to law, unenforceable or otherwise illegal, the remaining provisions of this Agreement shall continue in full force and effect.

22. SURVIVAL. The provisions of Sections 11, 12, 13, and 14 shall survive termination of this License for any reason.



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IN WITNESS WHEREOF, DMT and IPOST have caused this Agreement to be executed by their duly authorized representatives.


Direct Marketing Technology, Inc.      Intellipost, Inc. ("IPOST")


By: /s/ Thomas Newkirk                 By: /s/ Steven M. Markowitz
   ---------------------------------      --------------------------------------

Title:                                 Title:
      ------------------------------         -----------------------------------




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